UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 29, 2006
AIMCO Properties, L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24497	84-1275621

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4582 South Ulster Street Parkway, Suite 1100, Denver, CO	80237

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (303) 757-8101
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 29, 2006, AIMCO-GP, Inc., a wholly owned subsidiary of Apartment Investment and Management Company, a Maryland corporation (“Aimco”), and the general partner of AIMCO Properties, L.P., a Delaware limited partnership (the “Partnership”), entered into the Forty-Ninth Amendment to the Third Amended and Restated Agreement of Limited Partnership of the Partnership, as amended (the “Forty-Ninth Amendment”). The Forty-Ninth Amendment designates the Series A Community Reinvestment Act Partnership Preferred Units (the “CRA Units”).
     Holders of CRA Units are entitled to receive cash distributions when dividends are paid on Aimco’s Series A Community Reinvestment Act Perpetual Preferred Stock (the “CRA Preferred Stock”), in an amount per unit equal to the per share dividend paid on the CRA Preferred Stock. Holders of the CRA Preferred Stock are entitled to cumulative cash dividends payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year, when and as declared, beginning on September 30, 2006. For the period from June 29, 2006, the date of original issuance, through March 31, 2015, the dividend rate is a variable rate per annum equal to the Three-Month LIBOR Rate (as defined in the Articles Supplementary relating to the CRA Preferred Stock) plus 1.25%, calculated as of the beginning of each quarterly dividend period. The dividend rate for the period from the date of original issuance through September 30, 2006 is 6.75% per annum, and the initial dividend payable on the CRA Preferred Stock on September 30, 2006, is $8,718.75 per share.
     In the event of any liquidation, dissolution or winding up of the Partnership, the holders of CRA Units are entitled to receive $500,000 per unit, plus an amount equal to all dividends accumulated, accrued and unpaid on one share of CRA Preferred Stock to the date of final distribution to such holders.
     At any time that Aimco exercises its right to redeem any or all of the shares of CRA Preferred Stock, which it may do at any time on or after June 30, 2011, the Partnership will redeem an equal number of CRA Units, at a redemption price per unit, payable in cash, equal to the price per share paid by Aimco to redeem the CRA Preferred Stock ($500,000 per share plus accumulated, accrued and unpaid dividends, if any, to the redemption date).
     A copy of the Forty-Ninth Amendment is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     On June 29, 2006, the Partnership issued 200 CRA Units to AIMCO-LP, Inc., a wholly-owned subsidiary of Aimco, in exchange for a cash contribution of $98,000,000, in a private placement transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.
     The information set forth under Item 1.01 of this report is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
     The following exhibits are filed with this report:

Exhibit
Number	Description
10.1	Forty-Ninth Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P.

SIGNATURE
     Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIMCO PROPERTIES, L.P.

	By:	AIMCO-GP, INC.
Its General Partner

Date: July 5, 2006	By:	/s/ Patti K. Fielding
Patti K. Fielding
Executive Vice President —
Securities and Debt; Treasurer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Forty-Ninth Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P.

4